UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2011

FUSHI COPPERWELD, INC.

(Exact name of registrant as specified in charter)

Nevada	001-33669	13-3140715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TYG Center Tower B, Suite 2601 Dongsanhuan Bei Lu, Bing 2 Beijing, PRC 100027	116100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (011)-86-10-8447-8280

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On September 29, 2011, Fushi Copperweld, Inc. (the “Company”) received approval from the Commercial Court of Liege in Belgium for a lease/management agreement (the “Agreement”) with the option to purchase the assets of Leaf Business Holdings Belgium, a limited company located in Belgium (“Leaf Belgium”), which has been declared bankrupt and is in liquidation.  Leaf Belgium was in the business of casting, cold folding, cold rolling and drawing non-ferrous metals, which primarily included copper.  Leaf Belgium also owns land, buildings and equipment which assets are included in the lease.

Under the Agreement, the Company would be granted, among other things, a survey of the customers and commercial circuits of Leaf Belgium, the equipment used for the operation of Leaf Belgium’s business, the right of use of Leaf Belgium’s brands and the right to occupy the premises in which Leaf Belgium’s business was operated.  The term of the Agreement is from October 1, 2011 through December 31, 2014, when it is automatically terminated, or if terminated earlier upon the Company’s exercise of the option to purchase the assets of Leaf Belgium.  The Agreement provides that the Company will pay a monthly fee of 8,333 euros for the months of October, November and December 2011 and a monthly of 16,200 euros thereafter through the end of the term.  The fee does not include taxes and value added tax.  The Company has been granted an option to purchase the business of Leaf Belgium for the total amount of 5,750,000 euros (the “Option Exercise Price”).  If the option to purchase is exercised before midnight on December 31, 2012, the Option Exercise Price will be reduced by an amount equal to half of the fees due on that date.  If the option to purchase is exercised between January 1, 2013 and December 31, 2014, the Option Exercise Price will be reduce by an amount equal to a quarter of the fees due on that date.  The option may be assigned to one or more legal entities directly or indirectly related to the Company.  If the option is assigned by the Company to a permitted assignee, the Company will guarantee the payment of the Option Exercise Price.

A copy of the press release with respect to the Company’s entry into the Agreement is filed herewith as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.    Description

99.1           Press Release dated September 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: October 4, 2011	By: /s/ Craig H. Studwell Name: Craig H. Studwell Title: Chief Financial Officer